Exhibit 10.6

VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

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9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	15
9.1.Right to Payment and SAR Exercise Price	15
9.2.Other Terms	15
9.3.Term	15
9.4.Rights of Holders of SARs	15
9.5.Transferability of SARs	15
9.6.Family Transfers	16
10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS	16
10.1.Grant of Restricted Stock or Stock Units	16
10.2.Restrictions	16
10.3.Restricted Stock Certificates	16
10.4.Rights of Holders of Restricted Stock	17
10.5.Rights of Holders of Stock Units	17
10.5.1.Voting and Dividend Rights	17
10.5.2.Creditor’s Rights	17
10.6.Termination of Service	17
10.7.Purchase of Restricted Stock and Shares of Stock Subject to Stock Units	17
10.8.Delivery of Shares of Stock	17
11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS	18
11.1.Unrestricted Stock	18
11.2.Other Equity-Based Awards	18
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	18
12.1.General Rule	18
12.2.Surrender of Shares of Stock	18
12.3.Cashless Exercise	18
12.4.Other Forms of Payment	19
13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	19
13.1.Dividend Equivalent Rights	19
13.2.Termination of Service	19
14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS	19
14.1.Grant of Performance Awards and Annual Incentive Awards	19
14.2.Value of Performance Awards and Annual Incentive Awards	20
14.3.Earning of Performance Awards and Annual Incentive Awards	20
14.4.Form and Timing of Payment of Performance Awards and Annual Incentive Awards	20
14.5.Performance Conditions	20
14.5.1.Performance Goals Generally	20
14.5.2.Performance Measures	21
14.5.3.Evaluation of Performance	23
15. PARACHUTE LIMITATIONS	23

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16. REQUIREMENTS OF LAW	23
16.1. General	23
16.2. Rule 16b-3	24
17. EFFECT OF CHANGES IN CAPITALIZATION	24
17.1. Changes in Stock	24
17.2. Reorganization in which the Company Is the Surviving Entity that Does not Constitute a Change in Control	25
17.3. Change in Control in which Awards are not Assumed	25
17.4. Change in Control in which Awards are Assumed	26
17.5. Adjustments	26
17.6. No Limitations on Company	26
18. GENERAL PROVISIONS	27
18.1. Disclaimer of Rights	27
18.2. Nonexclusivity of the Plan	27
18.3. Withholding Taxes	27
18.4. Captions	28
18.5. Other Provisions	28
18.6. Number and Gender	28
18.7. Severability	28
18.8. Governing Law	28
18.9. Code Section 409A	28

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VACCINEX, INC.

2018 OMNIBUS INCENTIVE PLAN

1. PURPOSE

This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, other equity-based awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “1934 Act Person” means any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), except that “1934 Act Person” shall not include (a) the Company or any Affiliate of the Company; (b) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company; (c) an underwriter temporarily holding securities pursuant to an offering of such securities; (d) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (e) any natural person, entity, or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

2.2 “2018 Plan Reserve Amount” shall have the meaning set forth in Section 4.1.

2.3 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.4 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.5 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.6 “Award” means, individually or collectively, a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, or Other Equity-Based Award under the Plan.

2.7 “Award Agreement” means the written agreement, in such paper, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.8 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.9 “Board” means the Board of Directors of the Company.

2.10 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, means, as determined by the Committee, (a) the Grantee’s gross negligence or willful misconduct in connection with the performance of duties; (b) the Grantee’s conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); (c) the Grantee’s material violation of a Company policy; or (d) the Grantee’s material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between the Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.11 “Change in Control” means, subject to Section 18.9, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) Any 1934 Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof, or any other 1934 Act Person from the Company in a transaction or series of related transactions, the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (ii) solely because the level of ownership held by any 1934 Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b) There is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger,

consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, or similar transaction or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) The complete dissolution or liquidation of the Company;

(d) There is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or

(e) Individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in a written agreement between the Company or any Affiliate and the Grantee shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such a written agreement, the foregoing definition shall apply with respect to Awards granted under the Plan.

The Committee shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition (or the definition of Change in Control (or an analogous term) in a written agreement between the Company or any Affiliate and the Grantee), the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.12 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.13 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

2.14 “Company” means Vaccinex, Inc., a Delaware corporation, and any successor thereto.

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Stock, other Awards, or other property equal in value to dividends or other periodic payments paid with respect to a specified number of shares of Stock.

2.17 “Effective Date” means the day immediately prior to the effective date of the registration statement on Form S-1 filed by the Company in connection with the IPO.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended, and any successor thereto.

2.19 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market on such Determination Date (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.19 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.20 “Family Member” means a person who is (a) a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the foregoing persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the foregoing persons (or the Grantee) control the management of assets, and (e) any other entity in which one or more of the foregoing persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.21 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee completes the corporate action constituting the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such other date as may be specified by the Committee.

2.22 “Grantee” means a person who receives or holds an Award under the Plan.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “IPO” means the initial firm commitment underwritten registered public offering by the Company of the Stock.

2.25 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.27 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28 “Other Agreement” shall have the meaning set forth in Section 15.

2.29 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, Performance Award or Annual Incentive Award.

2.30 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.31 “Parachute Payment” shall have the meaning set forth in Section 15.

2.32 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34 “Plan” means this Vaccinex, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.35 “Prior Plan” means the Vaccinex, Inc. 2011 Employee Equity Plan.

2.36 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.37 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10.

2.38 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.39 “SEC” means the United States Securities and Exchange Commission.

2.40 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.41 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.42 “Service Provider” means (a) an employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Stock.

2.43 “Stock” means the common stock, par value $0.0001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 17.

2.44 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.45 “Stock Exchange” means The NASDAQ Stock Exchange LLC, any successor thereto or another established national or regional stock exchange.

2.46 “Stock Unit” means an Award representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that will be settled in an amount in cash, shares of Stock or both, subject to the terms and conditions of the Award.

2.47 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.48 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.49 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.50 “Unrestricted Stock” shall have the meaning set forth in Section 11.

3. ADMINISTRATION OF THE PLAN

3.1. Committee.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present or by unanimous consent of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section.

3.2. Committee Composition.

The Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the SEC for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (b) comply with the independence requirements of the Stock Exchange on which the shares of Stock are listed. Notwithstanding the foregoing, the Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the Stock Exchange on which the shares of Stock are listed.

To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board who is an Outside Director satisfying the requirements of Subsection (a)-(b) of this Section 3.2; provided, however, that the Committee may delegate its authority under the Plan to make grants to employees or other Service Providers who are not members of the Board or executive officers (as defined under Rule 3b-7 or the Exchange Act) to a member of the Board who is not an Outside Director.

3.3. Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws.

3.4. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the SAR Exercise Price of any SAR, the Purchase Price of any Restricted Stock, Stock Units or Unrestricted Stock, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) accelerate the vesting of an Award; and

(g) subject to Section 3.6, amend, modify or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.5. Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or any Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to (i) any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy or (ii) any Applicable Laws that impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or shares of Stock received in connection with an Award (or an amount equal to the Fair Market Value of such shares of Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.6. No Repricing Without Stockholder Approval.

Except as specified in Section 17, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price above the current stock price in exchange for cash or other securities.

3.7. Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.8. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.8 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.9. Stock Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the shares of Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more share certificates.

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares of Stock Available for Awards.

Subject to the other provisions of this Section 4 and subject to adjustment as provided under the Plan, the total number of shares of Stock that shall be reserved for issuance for Awards under the Plan shall be equal to 425,000 (“2018 Plan Reserve Amount”). Any shares of Stock related to awards outstanding under the Prior Plan as of the Effective Date, which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be added to, and included in, the 2018 Plan Reserve Amount. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. In addition, commencing on January 1, 2020 and continuing until the expiration of the plan, the number of shares of Stock reserved for issuance under the Plan shall automatically increase in an amount equal to (a) 2% of the total number of shares of Stock outstanding on December 31st of the preceding calendar year or (b) such lesser number as the Board decides, which could be zero shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence. Any of the shares of Stock reserved for issuance under the Plan may be used for any type of Award under the Plan, and shares of Stock up to the 2018 Plan Reserve Amount shall be available for issuance pursuant to Incentive Stock Options.

4.2. Adjustments in Authorized Shares of Stock.

The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. The number of shares of Stock reserved pursuant to Section 4.1 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after the substitution. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of shares of Stock available under the Plan, subject to applicable stock exchange requirements.

4.3. Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto or is settled in cash in lieu of shares of Stock, then the number of shares of Stock counted against the aggregate number of shares of Stock available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

If any shares of Stock covered by an award under the Prior Plan (i) expires or otherwise terminate without having been exercised in full or (ii) is settled in cash, the shares of Stock shall revert to and become available for issuance under the Plan.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse, and no shares of Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

5.2. Term.

The Plan shall terminate automatically ten (10) years after the date of the Board’s initial adoption of the Plan and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan.

The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by the Stock Exchange on which the shares of Stock are listed; provided, that no amendment shall be made to the no-repricing provisions of Section 3.6, the Option Price provision of Section 8.1, or the SAR Exercise Price provision of Section 9.1 without the approval of the Company’s stockholders.

6. AWARD ELIGIBILITY

6.1. Service Providers and Other Persons.

Awards may be made under the Plan to: (a) any Service Provider, as the Committee shall determine and designate from time to time and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2. Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.6, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original Grant Date; provided, that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of the Stock.

8.2. Vesting; Exercisability.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the fifth (5th) anniversary of the Grant Date of such Option. Notwithstanding the foregoing, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 that results in termination of the Option.

8.6. Method of Exercise.

(a) Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes that the Company may, in its judgment, be required to withhold with respect to such exercise.

(b) Notwithstanding the foregoing, and only where authorized by the Committee in the applicable Award Agreement, a Non-qualified Stock Option that has not been exercised by the Grantee as of the last business day of the term set forth in Section 8.3 will automatically exercise through a “net exercise” pursuant to which the Company will issue the number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the Option after adjustment for any withholding taxes described in Section 18.3.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such Grantee. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive such evidence of the Grantee’s ownership of the shares of Stock subject to the Option, consistent with Section 3.9.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer that is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms.

Subject to Sections 9.3 and 17.3, the Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided that no SAR shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the date before the tenth (10th) anniversary of the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4. Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee holding or exercising a SAR shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby, if any, are fully paid and issued to such Grantee. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9.5. Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6. Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a “not for value” transfer is a transfer that is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares of Stock that is deemed paid by past or future Services to the Company or an Affiliate).

10.2. Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the achievement of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Section 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates.

Subject to Section 3.9, the Company may issue, in the name of each Grantee to whom shares of Restricted Stock have been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for the Grantee’s benefit until such time as the shares of Restricted Stock are forfeited to the Company or the restrictions lapse and the Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to the Grantee, provided, however, that such share certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. Pursuant to Section 3.9, to the extent Restricted Stock is represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

10.4. Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 13.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalent Rights with respect to Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Service rendered or to be rendered to the Company or an Affiliate.

10.8. Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book entry or share certificate for such shares of Stock shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1. Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2. Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards to any Grantee in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of an Other Equity-Based Award, the Grantee shall have no further rights with respect to such Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Shares of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements, which shares of Stock shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the

Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service by the Grantee thereof to the Company or an Affiliate and net exercise, net settlement, or share withholding.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of Stock subject to the Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3. Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or number of shares of Stock subject to the Performance Awards or Annual Incentive Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, and to the extent necessary to comply with Code Section 409A, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

14.5.1. Performance Goals Generally.

The performance goals for Performance Awards or Annual Incentive Awards may consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.5.2. Performance Measures.

The performance goals upon which the Committee may determine the payment or vesting of a Performance Award or Annual Incentive Award may include any one or more of the following performance measures, with or without adjustment, in the Committee’s sole discretion:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share of stock;

(e) stock price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation, and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	merger-related events;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies;

(r) completion of divestitures and asset sales;

(s) revenues under management;

(t) funds from operations;

(u) results of preclinical testing;

(v) successful implementation of clinical trials, including components thereof;

(w) submitting regulatory filing;

(x) obtaining regulatory or marketing approvals;

(y) entering into contractual agreements;

(z) meeting contractual requirements;

(aa) achieving contractual milestones;

(bb) entering into collaborations;

(cc) receipt of grant funding;

(dd) developing or expanding manufacturing or production capacity; and

(ee) any other performance measure selected by the Committee;

(ff) any combination of any of the foregoing business criteria.

Any performance measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures specified in this Section 14.

14.5.3. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; (k) environmental expense; or (l) any other event as deemed appropriate by the Committee.

15. PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual” (as defined in Code Section 280G(c)), then, notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment, or benefit to the Grantee under this Plan shall be reduced or eliminated:

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of the Company’s certificate of incorporation or by-laws or of Applicable Laws. If at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Board or Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the limit set forth in Section 4.1, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise

Price per share. The conversion or exercise of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Option Price and SAR Exercise Price, as applicable, of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in which the Company Is the Surviving Entity that Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment, as applicable, of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3. Change in Control in which Awards are not Assumed.

Upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued:

(a) in each case with the exception of any Performance Award or Annual Incentive Award, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the cash or shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the cash or shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

(b) either or both of the following two actions shall be taken:

(i) prior to the scheduled consummation of the Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of up to fifteen (15) days, or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, and/or Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award.

(c) for Performance Awards, if less than half of the Performance Period has lapsed, the Performance Awards shall be treated as though target performance has been achieved. If more than half the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of the consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance shall be treated as achieved immediately prior to the consummation of the Change in Control. If actual performance is not determinable, then Performance Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(c), if any Awards arise from application of this Section, such Awards shall be settled under the applicable provision of Section 17.3(a) or (b).

(d) Annual Incentive Awards and Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Committee’s establishment of an exercise window, (i) any exercise of an Option or SAR during such period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that will result in such a termination to all Grantees who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4. Change in Control in which Awards are Assumed.

The Plan and outstanding Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new common stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Changes in Control.

17.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other Service relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes.

(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Code Section 409A.

The Plan and Awards granted hereunder are intended either to be exempt from or to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered accordingly. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).

Further, notwithstanding anything to the contrary in the Plan, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery will occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph will in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

* * *

To record adoption of the Plan by the Board on June 22, 2018, approval of the Plan by the Company’s stockholders on July 18, 2018, and effectiveness of the Plan on                             , the Company has caused its authorized officer to execute the Plan.

VACCINEX, INC.

By:

Name:
Title:

Signature Page to the Vaccinex, Inc. 2018 Omnibus Incentive Plan